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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the Form 8-K/A of Smith International, Inc. of our report dated April 1, 1996 issued on the financial statements of Anchor Drilling Fluids A.S. for the year ended December 31, 1995.

We make no representation as to whether the form and content of our report, or of the financial statements in accordance with accounting principles generally accepted in Norway, meet the requirements of the filing of the Form 8-K of Smith International, Inc.



                                             /s/  COOPERS & LYBRAND ANS
                                             --------------------------
                                                  COOPERS & LYBRAND ANS
Oslo, Norway
August 22, 1996